Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 7 to the Registration Statement on Form S-3 of our report dated March 25, 2005 relating to the consolidated financial statements of Acadia Power Partners, LLC and subsidiary, which appears in Amendment No. 1 to the Annual Report of Form 10-K/A of Cleco Corporation for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 19, 2005